UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2021

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50390	65-1086538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13050 La Paloma Road, Los Altos Hills, CA 94022

(Address of Principal Executive Offices, and Zip Code)

650-204-7896

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On October 5, 2021 Kyto Technology and Life Science, Inc. (the “Registrant”) filed the following document with the Delaware Secretary of State: a Certificate of Designation of Class B3 Convertible Preferred Stock that had the effect of designating 3,000,000 shares of preferred stock as Class B3 Preferred Stock (the “Class B3 Preferred Stock Certificate of Designation”); (ii) a Certificate of Designation of Class A2 Convertible Preferred Stock that had the effect of designating 4,200,000 shares of preferred stock as Class A2 Preferred Stock (the “Class A2 Preferred Stock Certificate of Designation”); (iii) a Certificate of Designation of Class B3 Convertible Preferred Stock that had the effect of designating 3,200,000 shares of preferred stock as Class B3 Preferred Stock (the “Class B3 Preferred Stock Certificate of Designation”).

Each share of Class B3 Preferred Stock ranks senior to all Junior Stock (as such term is defined in the Class B3 Preferred Stock Certificate of Designation). Each share of Class B3 Preferred Stock shall be convertible: (i) at the election of each holder, into the number of shares of the Registrant’s Common Stock obtained by dividing $0.80 by the Conversion Price (as such term is defined in the Class B3 Preferred Stock Certificate of Designation); or (ii) upon the occurrence of (A) a vote of a majority of the voting power of the outstanding Class B3 Preferred Stock, (B) the Registrant’s listing on the NYSE or NASDAQ, or (C) the closing of one or more of a series of financings resulting in aggregate proceeds to the Registrant of $10,000,000. Cumulative dividends at a rate per annum of 10% shall accrue on all shares of Class B3 Preferred Stock. In the event of a Liquidating Event (as such term is defined in the Class B3 Preferred Stock Certificate of Designation), holders of shares of Class B3 Preferred Stock then outstanding will be entitled to receive in preference to the holders of Junior Stock an amount per share equal to the greater of: (i) one times the Class B3 Original Issue Price (as such term is defined in the Class B3 Preferred Stock Certificate of Designation) plus any accrued but unpaid dividend; or (ii) such amount per share as would have been payable had all shares of Class B3 Preferred Stock been converted into the Registrant’s common stock. Each share of Class B3 Preferred Stock shall vote on an as-converted basis with the Registrant’s common stock.

The foregoing description of the Certificates of Designation is qualified in its entirety by reference to the Certificate of Designation of Class B3 Convertible Preferred Stock which is filed hereto and incorporated herein by reference as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Class B3 Convertible Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

Date: October 12, 2021	By:	/s/ Paul Russo
Paul Russo Chief Executive Officer